EXHIBIT (j)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" and to the incorporation by reference of our report dated September 9, 2003 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Henderson Global Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-62270) and in this Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-10399).


                                                          /s/ ERNST & YOUNG LLP


Chicago, Illinois
November 21, 2003